Exhibit 10.21

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of November 9, 2012, by Project Panther Acquisition Corporation, a Delaware corporation, with its principal place of business at 360 North Crescent Drive, Beverly Hills, CA 90210 (“Guarantor”), in favor of KTR LOU I LLC, a Delaware limited liability company (the “Landlord”).

PREAMBLE

A.Alliance Entertainment, LLC (“Tenant”) entered into a lease agreement dated as of December 14, 2007, with Cedar Grove-Crossdock, LLC, predecessor-in-interest to Landlord, covering certain commercial space and parking storage space located at 300 Omicron Court, Shepherdsville, Kentucky 41065 (the “Original Lease”), as more particularly described in the Original Lease.

B.Landlord and Tenant have entered into that certain First Amendment to Lease Agreement of even date herewith (the “First Amendment”), pursuant to which the Original Lease has been amended, to, among other things, (i) expand the Premises (as defined in the Original Lease) to include Expansion Premises A (as defined in the First Amendment), (ii) further expand the Premises, effective as of a later date, to include Expansion Premises B (as defined in the First Amendment), and (iii) further expand the Premises, effective as of a later date, to include Expansion Premises C (as defined in the First Amendment), as contemplated in the First Amendment. The Original Lease, as amended by the First Amendment is herein referred to as the “Lease” and all capitalized terms used but not otherwise defined hereinafter shall have the meanings ascribed to them in the Lease.

C.It is a condition to Landlord’s entering into the First Amendment with Tenant, that Guarantor acts as guarantor of Tenant’s obligations under the Lease for the Term of the Lease and agrees to be unconditionally liable for, and guarantee the (a) full and punctual payment of any and all Rent and other sums of money required to be paid to the Landlord by the Tenant under the Lease, and (b) the performance of and compliance by the Tenant with all of the covenants, conditions and agreements contained in the Lease.

Therefore, in consideration of the obligations of Tenant to the Landlord, and intending to be legally bound hereby, Guarantor agrees as follows:

1.Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the full and punctual payment when due of all obligations of Tenant to the Landlord under the Lease and the faithful and prompt performance of Tenant of each and every one of the terms and conditions of the Lease (the “Obligations”). This is a guaranty of payment and performance and not merely of collection. The liability of Guarantor under this Guaranty shall be absolute and unconditional and shall not be discharged except by valid, final and irrevocable payment of the Obligations. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Landlord upon the insolvency, bankruptcy or reorganization of Tenant, all as though such payment has not been made. If a declaration of default or other exercise of or condition to exercise of rights under or in connection with the Lease or any Obligation is stayed, enjoined, delayed or prevented for any reason (including, without limitation, any bankruptcy or insolvency law). Guarantor agrees that for purposes of this Guaranty the Obligations shall be deemed to have been declared in default or accelerated and Guarantor liable hereunder with no further action required.

2.Waiver. Guarantor hereby unconditionally waives: (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty; (b) presentment for payment, notice of non-payment, demand, protest, notice of protest and notice of dishonor or default to any party including Guarantor and any requirement that the Landlord exhaust any right or take any action against Assignee or any other person or entity; (c) all other notices to which Guarantor may be entitled but which may be legally waived; and (d) demand for payment as a condition of liability under this Guaranty. The Lease may be amended by the Parties thereto without the consent of Guarantor, and Landlord reserves the right to proceed against Guarantor without first being required to proceed against Tenant. Any assignment of the Lease with or without the Landlord’s consent shall not release Guarantor from any of its obligations hereunder.

3.Miscellaneous.

(a)Amendments. This Guaranty may be amended only by a writing signed by Guarantor and the Landlord, and any such amendment shall be effective only to the extent specifically set forth in such writing.

(b)Assignment. Guarantor shall not assign, pledge or otherwise transfer any of its rights, interest or obligations hereunder, whether by operation of law or otherwise. Landlord may assign its rights hereunder to any transferee of the Building. Any Mortgagee that takes title to the Building by foreclosure or deed in lieu thereof, shall succeed to Landlord’s rights hereunder.

(c)Counterparts; Telefacsimile or Other Electronic Execution. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Guaranty by telefacsimile or email (e.g., in PDF format) shall be equally as effective as delivery of a manually executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile or email also shall deliver a manually executed counterpart of this Guaranty, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Guaranty.

(d)Entire Agreement. This Guaranty contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions.

(e)Governing Law. This Guaranty shall be a contract under the laws of the state of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State. The prevailing party shall be entitled to reasonable attorney’s fees, costs and related expenses arising out of any action to enforce their respective rights under this Guaranty.

(f)Notices. Unless otherwise specifically provided herein, all notices, consents, requests demands and other communications required or permitted hereunder (i) shall be in writing; (ii) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and (iii) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (A) a receipt executed by the addressee (or a responsible person in his or her office), the records of the person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (B) a receipt generated by the sender’s telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier. All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as either party may inform the other by giving five business days’ prior notice:

If to Guarantor:	If to Landlord:

Project Panther Acquisition Corporation

360 North Crescent Drive

Beverly Hills, CA 90210

Attn: Eva M. Kalawski

fax: (310) 712-1863

With a copy to:

Sills Cummis & Gross P.C.

One Riverfront Plaza

Newark, New Jersey 07102

Attn: Jeffrey Wasserman, Esq.

telephone: (973) 643-5879

fax: (973) 643-6500

KTR LOU I LLC

5 Tower Bridge

300 Barr Harbor Drive, Suite 150

Conshohocken, PA 19428

Attn: Stephen J. Butte

Telephone: (484) 530-1843

Fax: (484) 530-1888

With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Avenue, Suite 3900

Chicago, Illinois 60606

Attn: Mark J. Beaubien

Telephone: (312) 629-5137

Fax: (312) 984-3150

(g)Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(h)Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns.

(i)Waiver of Jury Trial. Each party hereby waives the right to a trial by jury in any court and in any action or proceeding of any type as to all matters and things arising out of or relating to this Guaranty. Each party expressly acknowledges that this is a commercial transaction, that the foregoing provisions for waiver of jury trial have been read, understood and voluntarily agreed to and that by agreeing to such provisions it is waiving important legal rights.

(j)Waivers. The due performance or observance by Guarantor of its obligations hereunder shall not be waived, and the rights and remedies of the Landlord hereunder shall not be affected, by any course of dealing or performance or by any delay or failure of the Landlord in exercising any such right or remedy, The due performance or observance by Guarantor of any of its obligations hereunder may be waived only by a writing signed by the Landlord, and any such waiver shall be effective only to the extent specifically set forth in such writing.

[signature page follows]

[SIGNATURE PAGE TO GUARANTY AGREEMENT]

Project Panther Acquisition Corporation, a Delaware corporation

By:	/s/ Eva M. Kalawski
Name:	Eva M. Kalawski
Title:	Vice President & Secretary